UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2013, Former Ambassador Hans H. Hertell joined the Board of Directors of US Precious Metals, Inc.

Former Ambassador Hans H. Hertell.

Hans H. Hertel (age 62) is an attorney with over 30 years experience in government, public affairs, business, and banking, Ambassador Hans H. Hertell was sworn in as the United States Ambassador to the Dominican Republic on November 8, 2001. At the time, the Dominican Republic was the fourth largest trading partner of the United States in the Western Hemisphere after Canada, Brazil and Mexico and the largest economy in Central America and the Caribbean. When he finished his tour on May 1, 2007, Ambassador Hertell was the second longest serving U.S. Ambassador in the world.

Since 2008 to the present, he has Chairman and Chief Executive Officer of the Hertell Group LLC, and international merchant banking and consulting company with offices in San Juan, Puerto Rico.

From 1992 to 1996 Ambassador Hertell was Managing Director of Latin America and the Caribbean for Black, Kelly, Scruggs and Healey, a government and public affairs company based in Washington, D.C. He was responsible for all aspects of the firm's activities in Latin America and the Caribbean. In that capacity, Ambassador Hertell represented several Fortune 50 companies as well as governments in the region. Previously, he was Chief Executive Officer and Chairman of Ponce Federal Bank (NYSE), one of the largest publicly traded corporations in the Caribbean, with $1.3 billion in assets. Ambassador Hertell was also one of the founding partners of the third largest full service law firm in Puerto Rico, Goldman, Antonetti, Ferraiuoli, Axtmayer and Hertell.

The new director will receive a stock option grant under the Company’s 2007 Stock Option Plan. The grant enables the new director to acquire 1,000,000 shares of common stock at $0.19 price per share.

There was no arrangement or understanding between the newly appointed director and any other person(s) (naming such person) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On May 31, 2013, the Company issued the Press Release with respect to Former Ambassador Hans H. Hertell joining the Board of Directors of US Precious Metals, Inc. which is attached hereto as Exhibit 99.1

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated May 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: June 6, 2013